Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-189873, 333-181544, 333-158256, 333-164654, 333-160736, 333-137870, 333-132594, 333-113001, 333-108392 and 333-125162) and Form S-8 (Nos. 333-159540, 333-189871, 333-156247, 333-142299, 333-133518, 333-131936, 333-174212 and 333-176239) of Rentech, Inc. of our report dated March 17, 2014, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the discontinued operations described in Note 6, and except with respect to our opinion on internal control over financial reporting insofar as it relates to the effects of the matter described in the sixth paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is December 29, 2014, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

December 29, 2014